News Release

DOUGLAS LAKE COMMENCES DRILL PROGRAM ON ITS KWANDEGE (HANDENI WEST) GOLD TARGETS

Vancouver, British Columbia, July 25, 2011 -- Douglas Lake Minerals Inc. (the "Company" or "Douglas Lake") (OTCBB: DLKM) is pleased to announce that diamond drilling has commenced on its 100% owned Handeni West gold target at Kwandege.  A total of 5,000 meters of drilling is planned for the first phase of exploratory drilling within an area of approximately 7.2 square kilometers of the currently defined target of 18 square kilometers.

Through soil sampling, the mineralized Kwandege target was found to contain anomalous gold values of between 60 ppb and 4900 ppb.

Drilling is planned along the main axis of mineralization trending WNW-ESE over a distance of 2.2 kilometers and between 400 meters and 800 meters wide.  Included in the target area is a stretch of 400 meters of artisanal workings.  Along the mineralization axis the drill targets are defined by soil geochemical anomalies, magnetic and IP targets, as well as lithological boundaries as revealed in artisanal hard rock excavations.  A close correlation between soil geochemical results and geophysics, in particular resistivity data, is utilized as the main guideline for this phase of drilling.

Douglas Lake utilizes strict international industry standard QA/QC protocol with respect to sampling and independent laboratory procedures.  The planning, execution, and monitoring of the Company's quality control and quality assessment programs are under the supervision of Dr. R. Scheepers, a director of the Company, President of Exploration and Managing Director of Douglas Lake Tanzania and a Qualified Person as defined by Canadian National Instrument 43-101.

External monitoring of the QA/QC measurements from the outset of the drilling program is provided by SRK, an International Independent consulting practice with 40 permanent offices on six continents.

For further information please contact:
Douglas Lake Minerals Inc.
Sam Sangha, Investor Relations
(604) 642-6165

About Douglas Lake

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.douglaslakeminerals.com.

Suite 500 - 666 Burrard Street, Vancouver, British Columbia, Canada V6C 3P6 T +1.604.642.6165 - F +1.604.642.6168
www.douglaslakeminerals.com - Trading Symbol: DLKM

Safe Harbour Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Forward looking statements are made based on management's beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as required by applicable law. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Such risks and uncertainties may include, but are not limited to, the risks and uncertainties set forth in the Company's filings with the SEC, such as the ability to obtain additional financing, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the SEC. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities of the Company nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.